Exhibit 99.1

Predictive Oncology Completes Acquisition of Soluble Therapeutics and BioDtech

MINNEAPOLIS, June 02, 2020 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (the “Company”) a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, announced that it has completed the acquisition of the assets of Soluble Therapeutics, Inc. and BioDtech, Inc., each of which is a wholly-owned subsidiary of InventaBioTech, Inc. The Company acquired the assets of Soluble and BioDtech, including, certain intellectual property relating to contract research organization (“CRO”) services and technology, certain equipment useful in such services and technology and all other assets of Soluble Therapeutics and BioDtech for 125,000 shares of common stock, in addition to waiving all remaining amounts due and payable to the Company under a secured promissory note of InventaBioTech in the principal amount of $1,070,000 relating to advances made by the Company in 2017.

Dr. Carl Schwartz, CEO and Director of the Company, commented, “These two acquisitions meaningfully expand revenue and monetization prospects for our precision medicine business. First, the Soluble Therapeutics assets increase the Company’s capabilities to provide services for the pharmaceutical and biotech industries and predict and provide the best formulation with the highest concentration and the most stable solution for protein and peptide-based drugs. Second, the Company’s purchase of BioDtech’s assets provides it with ownership over BioDtech’s successfully developed test used to ‘unmask’ endotoxins, which allows a monitoring physician to perhaps change the strategy of treatment or treat the patient with antibiotics. These acquisitions will allow Predictive Oncology to further maximize opportunities within the Company’s precision medicine business.”

About Predictive Oncology Inc.

Predictive Oncology Inc. (NASDAQ: POAI) operates through three segments (Domestic, International and other), which contain four subsidiaries; Helomics, TumorGenesis, Skyline Medical and Skyline Europe. Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. Helomics’ CLIA-certified lab provides clinical testing that assists oncologists in individualizing patient treatment decisions, by providing an evidence-based roadmap for therapy. In addition to its proprietary precision oncology platform, Helomics offers boutique CRO services that leverage its TruTumor(TM), patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and an AI-powered proprietary bioinformatics platform to provide a tailored solution to its clients’ specific needs. Predictive Oncology’s TumorGenesis subsidiary is developing a new rapid approach to growing tumors in the laboratory, which essentially “fools” cancer cells into thinking they are still growing inside a patient. Its proprietary Oncology Discovery Technology Platform kits will assist researchers and clinicians to identify which cancer cells bind to specific biomarkers. Once the biomarkers are identified they can be used in TumorGenesis’ Oncology Capture Technology Platforms which isolate and help categorize an individual patient’s heterogeneous tumor samples to enable the development of patient specific treatment options. Helomics and TumorGenesis are focused on ovarian cancer. Predictive Oncology’s Skyline Medical division markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. The company has achieved sales in five of the seven continents through both direct sales and distributor partners. For more information, please visit www.Predictive-Oncology.com.

Forward-Looking Statements

Certain of the matters discussed in this press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include: we may not be able to continue operating without additional financing; current negative operating cash flows; the terms of any further financing, which may be highly dilutive and may include onerous terms; no assurance that a vaccine will be successfully developed in collaboration with Dr. Daniel Carter, or that definitive documentation of all arrangements with Dr. Carter will be completed; risks related to the 2019 merger with Helomics including: 1) significant goodwill could result in further impairment, 2) possible failure to realize anticipated benefits of the merger, 3) costs associated with the merger may be higher than expected, 4) the merger may result in the disruption of our existing businesses, and 5) distraction of management and diversion of resources; risks related to our partnerships with other companies, including the need to negotiate the definitive agreements, possible failure to realize anticipated benefits of these partnerships, and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; risks related to the acquisition of Soluble Therapeutics and BioDtech and the pending acquisition of Quantitative Medicine including: 1) completion of the Quantitative Medicine transaction, 2) possible failure to realize anticipated benefits of the transactions, 3) costs associated with the acquisitions may be higher than expected; 4) the transactions may result in the disruption of our existing businesses, and 5) distraction of management and diversion of resources; risk that we will be unable to protect our intellectual property or claims that we are infringing on others’ intellectual property; the impact of competition; acquisition and maintenance of any necessary regulatory clearances applicable to applications of our technology; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; risk that we never become profitable if our product is not accepted by potential customers; possible impact of government regulation and scrutiny; unexpected costs and operating deficits, and lower than expected sales and revenues, if any; adverse results of any legal proceedings; the volatility of our operating results and financial condition; and, and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov.

Investor Relations Contact:

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com